                                                                     EXHIBIT(oo)


                     TERMINATION OF STOCK PURCHASE AGREEMENT

         THIS TERMINATION OF STOCK PURCHASE AGREEMENT (this "Termination") is made and entered into as of the 30th day of April, 1997, by and between SCANA COMMUNICATIONS, INC., a South Carolina corporation (the "Purchaser"), and INTERCEL, INC., a Delaware corporation (the "Seller").

                                    RECITALS

         WHEREAS, Purchaser and Seller executed that certain Stock Purchase Agreement dated as of March 14, 1997 (the "Purchase Agreement"); and

         WHEREAS, Section 8.1(e) of the Purchase Agreement allows for termination of the Purchase Agreement with the mutual written consent of the parties, and the parties mutually desire to terminate the Purchase Agreement so that it shall no longer be in force.

         NOW, THEREFORE, for and in consideration of the premises, mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:

         1. TERMINATION OF PURCHASE AGREEMENT. Pursuant to Section 8.1(e) of the Purchase Agreement, Purchaser and Seller hereby agree that the Purchase Agreement is terminated, void and is of no further force or effect as of the date of this Termination. There shall be no liability on the part of either party hereto as a result of the Purchase Agreement and this Termination (except that nothing herein shall relieve either party from liability for any breach of any other agreement between the parties occurring prior to or after this Termination).

         2. ESCROW AGREEMENT DELIVERIES. Pursuant to Section 3(d) of the Escrow Agreement dated as of March 14, 1997 (the "Escrow Agreement") by and among Purchaser, Seller and Bankers Trust Company, as escrow agent (the "Escrow Agent"), Purchaser and Seller shall promptly execute and deliver to the Escrow Agent a termination notice substantially in the form attached hereto as Exhibit
A. Purchaser and Seller agree to execute and deliver any other documents, certificates or notices reasonably required by the Escrow Agent to give effect to this Termination.

         3.       MISCELLANEOUS.

         (a) BINDING AGREEMENT. The terms, conditions, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and permitted assigns.

         (b) AUTHORIZATION OF TERMINATION. Purchaser and Seller represent and warrant, each to the other with respect to itself, that the execution and delivery of this Termination has been duly authorized by all necessary corporate action.

         (c) GOVERNING LAW. The terms and provisions of this Termination and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia (without regard to choice of laws principles).

         (d) CAPTIONS AND HEADINGS. The captions and headings throughout this Termination are for convenience and reference only and do not constitute a part hereof.

         (e) COUNTERPARTS. This Termination may be signed in any number of counterparts all of which shall constitute one and the same document, and may be executed and delivered via facsimile.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Termination through their duly authorized representatives, as of the day and year first above written.

                                       PURCHASER:

                                       SCANA COMMUNICATIONS, INC.,
                                       a South Carolina corporation


 /s/ Lynn M. Williams                  By: /s/ H. Thomas Arthur
-------------------------------           -------------------------------
Its: Corporate Secretary                  Its: V.P. and General Counsel
    ---------------------------           -------------------------------

[CORPORATE SEAL]


                                       SELLER:

                                       INTERCEL, INC.,
                                       a Delaware corporation


 /s/ Lorena G. Turner                  By: /s/ Fred G. Astor
-------------------------------           -------------------------------

Its: Assistant Secretary               Its: Executive Vice President and
    ---------------------------             ------------------------------
                                            Chief Financial Officer
[CORPORATE SEAL]

                                    EXHIBIT A
                               TERMINATION NOTICE

Via Federal Express
Bankers Trust Company, as Escrow Agent
under the Escrow Agreement referred to below
4 Albany Street
New York, NY  10006

Ladies and Gentlemen:

         Pursuant to the terms of the Escrow Agreement dated as of March 14, 1997 (the "Escrow Agreement") by and among InterCel, Inc., SCANA Communications, Inc. and Bankers Trust Company, as Escrow Agent thereunder, you are notified that the undersigned have terminated the Purchase Agreement referenced therein. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Escrow Agreement.

         You are hereby directed to promptly (i) liquidate all investments in the Escrow Fund and pay in full to the Purchaser in immediately available funds all such amounts as shall be received upon the liquidation of such investments (and any and all other amounts then on deposit in the Escrow Fund); and (ii) return the Certificate to the Seller, all in accordance with Section 3(d) of the Escrow Agreement. The monies received upon liquidation of the Escrow Fund shall be delivered to the Purchaser by wire transfer to: ____________________________. The Certificate shall be delivered via overnight delivery service to InterCel, Inc., 1239 O.G. Skinner Drive, West Point, Georgia 31833, (706) 645-2000, Attn:
Jill F. Dorsey, Esq. Please notify the parties hereto via facsimile (in accordance with Section 9 of the Escrow Agreement) when you have completed the liquidation of the Escrow Fund and delivery of the Certificate pursuant to these instructions.

                                            INTERCEL, INC.


                                            By
                                              -----------------------------
                                              Its:

                                            SCANA COMMUNICATIONS, INC.


                                            By
                                              -----------------------------
                                              Its:
Accepted and agreed to
this __ day of ______, 1997

BANKERS TRUST COMPANY,
as Escrow Agent

By:
   -----------------------------
    Its:



                                       A-1